Exhibit 4.5

AMENDMENT TO SHAREHOLDERS’ AGREEMENT

This AMENDMENT TO SHAREHOLDERS’ AGREEMENT (this “Amendment”) is made on February 27, 2017, by and among:

(1)	Qudian Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Company”); and

(2)	the parties listed in Exhibit A.

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS

(A)	The Company has entered into an Shareholders’ Agreement with the parties listed in Exhibit A and certain other parties on December 9, 2016 (the “Prior Agreement”);

(B)	The Company and the parties listed in Exhibit A have agreed to amend the Prior Agreement.

AGREEMENT

1.	Amendment to the Prior Agreement. The Parties hereby agree to amend the Prior Agreement as follows:

1.1	The definition of “Kunlun Director” set forth in Section 1.1 of the Prior Agreement shall be deleted in its entirety.

1.2	The definition of “Preferred Directors” set forth in Section 1.1 of the Prior Agreement shall be deleted in its entirety and replaced by the following:

“Preferred Directors” means the API Director, the BRV Director, the Source Code Director, and the Phoenix Director, and “Preferred Director” means any one of them.

1.3	The definition of “Preferred Directors Majority” set forth in Section 1.1 of the Prior Agreement shall be deleted in its entirety and replaced by the following:

“Preferred Directors Majority” means any three (3) out of four (4) Preferred Directors.

1.4	Section 3.2 of the Prior Agreement shall be deleted in its entirety and replaced by the following:

Each of API, BRV, Source Code, and Phoenix shall be entitled to elect, remove and replace one (1) director of the Board (the director elected by BRV, the “BRV Director”; the director elected by Source Code, the “Source Code Director”; the director elected by Phoenix, the “Phoenix Director”; and the director elected by API, the “API Director”) . The Group Companies and the Key Holders shall cause one (1) representative nominated by API to be elected to any Subsidiary Board upon the request of API, provided that API is still entitled to elect, remove and replace one (1) director of the Board at the time of issuing the aforesaid request. The Group Companies and the Key Holders shall cause one (1) representative nominated by each of API, BRV, Source Code, and Phoenix to be elected to any Subsidiary Board. Each of API, BRV, Source Code, Phoenix and Kunlun shall also be entitled to appoint an observer (each an “Observer”) to the Board to attend all Board meetings in a non-voting capacity. The Company shall reimburse API, BRV, Source Code, Phoenix and Kunlun (and/or their Associates) for all reasonable out-of-pocket expenses incurred by their respective Preferred Directors and Observers in attending Board meetings and for any other services as a Director or an Observer of the Company and/or any Subsidiary of the Company.

1.5	Section 3.3 of the Prior Agreement shall be deleted in its entirety and replaced by the following:

The Founder Holdco shall be entitled to elect three (3) directors of the Board of the Company (the “Ordinary Directors”, each an “Ordinary Director”), one of whom shall be the then current chief executive officer of the Company, who shall be entitled to vote for the Ordinary Vacant Seats.

1.6	Section 3.9 of the Prior Agreement shall be deleted in its entirety and replaced by the following:

To the maximum extent permitted by the law of the jurisdiction in which the Company or any of its Subsidiary is organized and the Memorandum and Articles of Association and the Charter Documents of Subsidiaries of the Company, the Company and each Subsidiary of the Company (as the case may be) shall indemnify and hold harmless each of its directors. At the request of any Preferred Director, the Company shall obtain within ninety (90) days of the date upon receipt of the notice of such Preferred Director a commercially reasonable directors and officers liability insurance policy from financially sound and reputable insurers, the amount of which shall be approved by the Board (including the Preferred Directors Majority). Promptly following receipt of such directors and officers liability insurance policy, the Company shall provide to each of API, BRV, Source Code, and Phoenix a copy of such policy and any related questionnaire as requested by API, BRV, Source Code, or Phoenix. The Preferred Directors and Observers shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board meetings and for any other services as a director or an observer of the Company or any of its Subsidiaries.

1.7	Section 8.3 of the Prior Agreement shall be deleted in its entirety and replaced by the following:

Except with the prior written authorization of Kunlun, none of the Company or the Group Companies shall be entitled to use, publish, or reproduce the name, trademark or logo of “Kalends”, “Kunlun-inc”, “ ”, “ ”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

2.	Full Force and Effect. Except as amended, supplemented and restated hereby, the Prior Agreement remains in full force and effect. To the extent of any of the terms and provisions of the Prior Agreement conflicts, or is not consistent, with any of the terms or provisions of this Amendment, this Amendment shall control and prevail.

3.	Governing Law; Dispute Resolution. This Amendment and any and all claims arising out of or in connection with this Amendment shall in all respects be governed by and construed in accordance with the Laws of Hong Kong without regard to principles of conflict of law. The provisions of Sections 25.2 and 25.3 of the Prior Agreement shall apply to this Amendment mutatis mutandis as if set out in full herein.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be treated as an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile or electronic mail shall be deemed for all purposes as being good and valid execution and delivery of this Amendment.

5.	No Presumption. The Parties hereto acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Amendment against the drafter thereof, has no application and is expressly waived. If any claim is made relating to any conflict, omission or ambiguity in the provisions of this Amendment, no presumption or burden of proof or persuasion will be implied because this Amendment was prepared by or at the request of any party or its respective counsel.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

QUDIAN INC.

By:	/s/ LUO Min

Name:	LUO Min ( )
Title:	Director

QUFENQI HOLDING LIMITED

By:	/s/ LUO Min

Name:	LUO Min ( )
Title:	Director

LUO Min ( )

By:	/s/ LUO Min

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

JOYFUL BLISS LIMITED

By:	/s/ Tan Jui Kuang
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

EVER BLISS FUND, L.P.

By:	/s/ Tan Jui Kuang
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

SOURCE CODE ACCELERATE L.P.

By:	/s/ Yi Cao
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

KUNLUN GROUP LIMITED

By:	/s/ Yahui Zhou
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

API (HONG KONG) INVESTMENT LIMITED

By:	/s/ Lam Mun Wai, Lisa
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

PHOENIX AUSPICIOUS FINTECH INVESTMENT L.P.

By:	/s/ Li Du
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment to Shareholders’ Agreement as of the date first above written.

WA SUNG INVESTMENT LIMITED

By:	/s/ Qiang Ye
Authorized Signatory

Signature Page to Amendment to Shareholders’ Agreement - Qudian Inc.

Exhibit A

1.	Qufenqi Holding Limited

2.	Luo Min

3.	Phoenix Auspicious FinTech Investment L.P.

4.	Wa Sung Investment Limited

5.	API (Hong Kong) Investment Limited

6.	Kunlun Group Limited

7.	Source Code Accelerate L.P.

8.	Joyful Bliss Limited

9.	Ever Bliss Fund, L.P.